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Vision Group of Funds, Inc.                                          9/1/97
                                               Exhibit 6(iii)(a) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                                    EXHIBIT A
              to Amended and Restated Shareholder Services Plan of
                  the Vision Group of Funds, Inc. (the "Fund")
                             dated November 8, 1995



                         Classes covered by this Plan :
                            Vision Money Market Fund
                   Vision New York Tax-Free Money Market Fund
                        Vision Treasury Money Market Fund
                     Vision U.S. Government Securities Fund
                          Vision New York Tax-Free Fund
                          Vision Growth and Income Fund
                        Vision Capital Appreciation Fund
                            Vision Equity Income Fund



Dated:            September 1, 1997